SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

Takeda Pharmaceutical Company Limited

    The name, business address, title and present principal occupation or employment of each of the directors and executive officers of Takeda Pharmaceutical Company Limited (“Takeda”) are set forth below. If no address is given, the business address is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-Ku, Tokyo, M0 103-8668, Japan.

Director	Principal Occupation	Citizenship
Christophe Weber	Representative Director, President and Chief Executive Officer of Takeda	France
Milano Furuta	Director and Chief Financial Officer of Takeda	Japan
Andrew S. Plump, M.D., Ph.D.	Director and President, Research and Development of Takeda	US
Masami Iijima	Counselor of Mitsui & Co., Ltd	Japan
Ian Clark	Former CEO and Director of Genentech Inc.	US
Steven Gillis, Ph.D.	Managing Director at ARCH Venture Partners	US
Emiko Higashi	Managing Director of Tomon Partners, LLC	Japan
John Maraganore, Ph.D.	Former Director and CEO of Alnylam Pharmaceuticals, Inc.	US
Michel Orsinger	Former Member of Global Management Team of Johnson & Johnson	Switzerland
Miki Tsusaka	President of Microsoft Japan Co., Ltd.	Japan
Koji Hatsukawa	Former CEO of PricewaterhouseCoopers Arata	Japan
Jean-Luc Butel	Global Healthcare Advisor, President of K8 Global Pte. Ltd	Singapore
Yoshiaki Fujimori	Senior Executive Advisor of CVC Japan	Japan
Kimberly A. Reed	Former Chairman of the Board of Directors, President, and CEO of Export-Import Bank of the United States	US

Executive Officer	Title - Principal Occupation	Citizenship
Christophe Weber	Representative Director, President and Chief Executive Officer	France
Milano Furuta	Director and Chief Financial Officer	Japan
Andrew S. Plump, M.D., Ph.D.	Director and President, Research and Development	US
Akiko Amakawa	Corporate Strategy Officer & CEO Chief of Staff	Japan
Asuka Miyabashira	President, Japan Pharma Business Unit	Japan
Gabriele Ricci	Chief Data & Technology Officer	Italy
Giles Platford	President, Plasma-Derived Therapies Business Unit	UK
Elaine Shannon	Global Quality Officer	Ireland
Julie Kim	President, US Business Unit, US Country Head and Interim Head of Global Portfolio Division	US
Lauren Duprey	Chief Human Resources Officer	US
Marcello Agosti	Global Business Development Officer	Italy
Mwana Lugogo	Chief Ethics & Compliance Officer	Kenya
Natalie Furney	Global General Counsel	US
Takako Ohyabu	Chief Global Corporate Affairs & Sustainability Officer	Japan
Teresa Bitetti	President, Global Oncology Business Unit	US
Thomas Wozniewski, Ph.D.	Global Manufacturing & Supply Officer	Germany

Takeda Vaccines, Inc.

    The name, business address, title and present principal occupation or employment of each of the directors and executive officers of Takeda Vaccines, Inc. (“Takeda Vaccines”) are set forth below. If no address is given, the business address is 75 Sidney Street, Cambridge, Massachusetts 02139.

Director	Principal Occupation	Citizenship
Derek Wallace	President, Vaccines Business Unit	UK

Executive Officer	Title - Principal Occupation	Citizenship
Derek Wallace	President	UK
Matthew Symonds	Treasurer	US
Jason Baranski	Secretary	US
Paul Sundberg Max Heuer	Assistant Secretary Assistant Secretary	US US
Scott Dessing	Assistant Treasurer	US